Exhibit 3.1         Articles of Incorporation of State Capital Bancorp, Inc.


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                                                              EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                          STATE CAPITAL BANCORP, INC.



THIS IS TO CERTIFY:

         FIRST: That I, John W. Marhefka, Jr., whose post office address is 1905 White Heron Road, Annapolis, Anne Arundel County, Maryland 21401, being at least 18 years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

         SECOND: That the name of the corporation is STATE CAPITAL BANCORP, INC. (hereinafter referred to as the "Corporation").

         THIRD: That the purposes for which the Corporation is formed are:

                    (a) To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every kind, including shares of stock, bonds, debentures, notes, evidences of indebtedness, and other securities, contracts, or obligations of any corporation or corporations, association or associations, domestic or foreign, and to pay in whole or in part or in part in cash or by exchanging stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any real or personal property, stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations, to receive, collect, and dispose of the interest, dividends and income arising from the property, and to possess and exercise in respect of the same, all the rights, powers and privileges of ownership, including all voting powers on any stocks so owned.

                    (b) To aid either by loans or by guaranty of securities or in any other manner, any corporation, domestic or foreign, any shares of stock, or any bonds, debentures, evidences of indebtedness or other securities of which are held by this Corporation or in which it shall have any interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by this Corporation or in which it at that time may be interested.

                    (c) To enter into, make, perform and carry out contracts of any kind for any lawful purpose with any persons, firms, associations or corporations.

                    (d) To purchase, acquire, lease, own and enjoy any other property, real or personal, as may be reasonably necessary for the carrying on of the business of the Corporation.

                    (e) To engage in any other lawful purpose and business.

                    (f) To do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.



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         FOURTH:  That the post office address of the principal office of the
Corporation in this State is 1905 White Heron Road, Annapolis, Anne Arundel County, Maryland 21401.

         FIFTH:   That the name and post office address of the Resident Agent of the Corporation in this State is John W. Marhefka, Jr., 1905 White Heron Road, Annapolis, Anne Arundel County, Maryland 21401. Said Resident Agent is an individual residing in the State of Maryland at the above address.

         SIXTH:   That the total  number of shares  of  capital  stock  which the Corporation has authority to issue is Five Million (5,000,000) shares of Common Stock, with a par value One Dollar ($1.00) per share ("Common Stock") and One Million (1,000,000) shares of Preferred Stock, with a par value of One Dollar ($1.00) per share ("Preferred Stock"). The Board of Directors is expressly vested with authority to divide the Preferred Stock into and issue the same in series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance thereof. Prior to issuance of any shares of a series of stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Corporation shall file with the State Department of Assessments and Taxation articles of amendment as required by law.

         SEVENTH: That the number of Directors of the Corporation shall be at least six (6), and not greater that fifteen (15), which number may be increased or decreased pursuant to the Bylaws of the Corporation and in accordance with the Corporations and Associations Article of the Annotated Code of Maryland. That the names of the directors who shall act until the first annual meeting and until their successors are duly chosen and qualified are: Louis H. Berman, Michael J. Bermel, Linda Blackwood, William G. Chavanne, Ronald E. Gardner, Stanley J. Klos, Jr., and John W. Marhefka, Jr.,

         EIGHTH:

                    (a) That the board of Directors of the Corporation are hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

                    (b) That the Board of Directors of the Corporation may classify or reclassify any unissued shares of its stock by setting or changing, from time to time before issuance of such shares of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares.

                    (c) That, except as may otherwise be provided by the Board of Directors of the Corporation, no holder of any shares of stock of the Corporation shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

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         That the enumeration and definition of a particular  power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

         NINTH:

                    (a) As used in this Article NINTH, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, (the "Indemnification Section"), shall have the same meaning as provided in the Indemnification Section.

                    (b) The Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to a director, officer, employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

         TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any provision of the charter or bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation this ________ day of _______________, 199__, and I acknowledge the same to be my act.



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Witness                      John W. Marhefka, Jr.

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